INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Hoenig Group Inc. on Form S-8 of our report dated March 18, 1997, appearing in the Annual Report on Form 10-K of Hoenig Group Inc. for the year ended December 31, 1996.







Deloitte & Touche LLP

New York, New York
August 27, 1997